SECOND AMENDMENT
                            TO
                    CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of February 27, 1995 is among VALERO ENERGY CORPORATION, a Delaware corporation ("Borrower"), the banks and co-agents listed on the signature pages hereto, BANKERS TRUST COMPANY and BANK OF MONTREAL, as Managing Agents, and BANKERS TRUST COMPANY, as Administrative Agent.

                          PRELIMINARY  STATEMENTS

          (1) Pursuant to the Credit Agreement dated as of March 31, 1994 among the Borrower, the banks and co agents referred to therein, the Managing Agents and the Administrative Agent, as amended by the First Amendment to Credit Agreement dated as of September 30, 1994 (said Credit Agreement, as amended, the "Existing Credit Agreement") the Banks have agreed to make loans to, and the Administrative Agent has agreed to issue letters of credit for the account of, the Borrower.

          (2) At the request of the Borrower, the parties hereto have agreed to amend the Existing Credit Agreement in the manner and upon the terms and conditions set forth herein.

          Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS

          Section 1.01. Defined Terms. All capitalized terms defined in the Existing Credit Agreement, and not otherwise defined herein shall have the same meanings herein as in the Existing Credit Agreement. Upon the effectiveness of this Amendment, each reference (a) in the Existing Credit Agreement to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended hereby and (b)in the Credit Documents to any term defined by reference to the Existing Credit Agreement shall mean and be a reference to such term as defined in the Existing Credit Agreement, as amended hereby.

          Section 1.02. References, Etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. In this Amendment, unless a clear contrary intention appears the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. No provision of this Amendment shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                ARTICLE II
                  AMENDMENTS TO EXISTING CREDIT AGREEMENT

          Section 2.01.  Amendment to Section 8.11.  (a) Section
8.11(a) of the Existing Credit Agreement is hereby amended and restated to read as follows:

               "(a) Consolidated Working Capital Ratio. The Borrower will not permit the ratio of: (i) the Consolidated Current Assets of the Borrower plus the Total Unutilized Commitment, to (ii) the Consolidated Current Liabilities of the Borrower (excluding any portion attributable to this Agreement), to be less than 1.1 to 1.0 at any time."

          (b) Section 8.11(c) of the Existing Credit Agreement is hereby amended and restated to read as follows:

               "(c) Fixed Charge Coverage. The Borrower will not permit the ratio of:

               (i)  the sum (without duplication) of (A)
Consolidated Net Income (excluding extraordinary items) of the Borrower for the applicable period, plus (B) interest expense for the Borrower and its Subsidiaries on a consolidated basis for such period, plus (C) deferred federal and state income taxes deducted in determining such Consolidated Net Income for such period, plus (D) Depreciation and Amortization Expense for such period, plus (E) other noncash charges deducted in determining such Consolidated Net Income for such period (including, without limitation, the LIFO Adjustment to the extent such period includes the fourth quarter of 1993), minus (F) other noncash credits added in determining such Consolidated Net Income for such period, to

               (ii) the sum (without duplication) of (A) interest incurred for the Borrower and its Subsidiaries on a consolidated basis for such period, plus (B) cash dividends paid by the Borrower on its preferred and preference stock during such period (other than dividends paid on preferred and preference stock held by the Borrower or a Subsidiary of the Borrower) plus (C) cash dividends paid by the Borrower on its common stock during such period (other than dividends reinvested in newly issued or treasury shares of common stock of the Borrower pursuant to any dividend reinvestment plan maintained by the Borrower for holders of its common stock), plus (D) the amount of mandatory redemptions of preferred stock made by the Borrower during such period (excluding redemptions of shares of such preferred stock held by Subsidiaries of the Borrower), to be less than (1) 1.6 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending on or prior to September 30, 1996, (2)
1.1 to 1.0 for any single non-Turnaround Quarter fiscal quarter ending on or prior to September 30, 1996, (3) 2.0 to 1.0 for any period of four consecutive non-Turnaround Quarter fiscal quarters (taken as one accounting period) ending after September 30, 1996, or (4) 1.5 to 1.0 for any single non-Turnaround Quarter fiscal quarter ending after September 30, 1996."

          Section 2.02.  Amendment to Section 8.12.  Section
8.12(a) of the Existing Credit Agreement is hereby amended to add a new clause (ix) which shall read as follows:

               ", plus (ix) for each determination date ending on or prior to December 31, 1995, 50,000,000."

          Section 2.03.  Amendment to Annex A.  The definition of
Capital Investment set forth in Annex A to the Existing Credit
Agreement is hereby amended and restated to read as follows:

               " 'Capital Investments' shall mean, without duplication, the sum of all capital expenditures (determined in accordance with generally accepted accounting principles, but recognized on a cash basis as such capital expenditures are paid, rather than an accrual basis), Investments and Deferred
Turnaround Costs of the Borrower and its Subsidiaries."

                                ARTICLE III
                       CONDITIONS TO EFFECTIVENESS

          Section 3.01. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of the following, each in form and substance reasonably satisfactory to the Managing Agents and in such number of counterparts as may be reasonably requested by the Managing
Agents:

          (a) This Amendment duly executed by the Borrower and the Required Banks.

          (b) A certificate dated as of the date of the effective date of this Amendment of the secretary or an assistant secretary of the Borrower certifying (i) true and correct copies of resolutions adopted by the Board of Directors of the Borrower
(A) authorizing the execution, delivery and performance by the Borrower of this Amendment, and (B) authorizing officers of the Borrower to execute and deliver this Amendment, and (ii) the incumbency and specimen signatures of the officers of the Borrower executing this Amendment or any other document on behalf of the Borrower.

          (c) A certificate dated as of the effective date of this Amendment of a Financial Officer of the Borrower certifying that, after giving effect to this Amendment, the representations and warranties contained in Article IV are true and correct on and as of such date, as though made on and as of such date.

          (d) A favorable, signed opinion addressed to the Managing Agents and the Banks from the General Counsel of the Borrower, addressing such matters as the Managing Agents may reasonably require.

          (e) Certificates of appropriate public officials as to the existence and good standing of the Borrower in the States of Delaware and Texas.

                                ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES

          In order to induce the other parties to enter into this Amendment, the Borrower hereby represents and warrants to such other parties as follows:

          Section 4.01. Existing Credit Agreement. After giving effect to the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby and with this Amendment constituting one of the Credit Documents, the representations and warranties set forth in the Existing Credit Agreement are true and correct on the date hereof as though made on and as of such date.

          Section 4.02. No Default. After giving effect to the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof.

                                 ARTICLE V
                               MISCELLANEOUS

          Section 5.01. Affirmation of Credit Documents. The Borrower hereby acknowledges and agrees that all of its obligations under the Existing Credit Agreement, as amended hereby, and the other Credit Documents shall remain in full force and effect following the execution and delivery of this Amendment, and such obligations are hereby affirmed, ratified and confirmed by the Borrower.

          Section 5.02.  Successors and Assigns.   This Amendment
shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          Section 5.03.  Captions.  Section and Article headings
in this Amendment have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Amendment.

          Section 5.04. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 5.05. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

          SECTION 5.06. FINAL AGREEMENT OF THE PARTIES. THE EXISTING CREDIT AGREEMENT (INCLUDING THE EXHIBITS THERETO), AS AMENDED BY THIS AMENDMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first stated herein by their respective officers thereunto duly authorized.

                              VALERO ENERGY CORPORATION

                              By:
                              Name:  John D. Gibbons
                              Title: Treasurer


                              BANKERS TRUST COMPANY,
                              Individually, as Administrative
                              Agent and as Managing Agent

                              By:
                              Name:
                              Title:


                              BANK OF MONTREAL,
                              Individually and as Managing Agent

                              By:
                              Name:
                              Title:


                              BANK ONE, TEXAS, N.A.,
                              Individually and as Co-Agent

                              By:
                              Name:
                              Title:


                              BANQUE NATIONALE de PARIS,
                              HOUSTON AGENCY, Individually and as
                              Co-Agent

                              By:
                              Name:
                              Title:


                              CIBC INC., Individually and as
                              Co-Agent

                              By:
                              Name:
                              Title:


                              THE FIRST NATIONAL BANK OF
                              BOSTON, Individually and as
                              Co-Agent

                              By:
                              Name:
                              Title:


                              THE FUJI BANK, LIMITED
                              HOUSTON AGENCY, Individually and as
                              Co-Agent

                              By:
                              Name:
                              Title:


                              TORONTO DOMINION (TEXAS),
                              INC., Individually and as Co-Agent

                              By:
                              Name:
                              Title:


                              THE BANK OF TOKYO, LTD.

                              By:
                              Name:
                              Title:


                              BERLINER HANDELS UND
                              FRANKFURTER BANK

                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:


                              CHRISTIANIA BANK

                              By:
                              Name:
                              Title:


                              CREDIT LYONNAIS NEW YORK
                              BRANCH

                              By:
                              Name:
                              Title:


                              CREDIT LYONNAIS CAYMAN
                              ISLAND BRANCH

                              By:
                              Name:
                              Title:


                              THE DAIWA BANK, LTD.

                              By:
                              Name:
                              Title:

                              By:
                              Name:
                              Title:


                              THE FROST NATIONAL BANK

                              By:
                              Name:
                              Title:


                              SOCIETE GENERALE, SOUTHWEST
                              AGENCY

                              By:
                              Name:
                              Title: